For Immediate Release

Contact: Karyn Miller

(303)444-0900 x 102

kmiller@noof.com

New Frontier Media, Inc. Announces Vice President Appointment

BOULDER, COLORADO, January 24, 2006 – New Frontier Media, Inc. (NASDAQ: NOOF) today announced the hiring of Ira Bahr to serve as Vice President of Marketing and Corporate Strategy.

In this position, Mr. Bahr will be responsible for refining and implementing the Company’s long-term growth strategies, as well as for creating improved growth in the company’s existing businesses.

“I could not be more pleased to make this announcement, ” said Michael Weiner, Chief Executive Officer of New Frontier Media. “Ira is an insightful marketer, a great leader, and has a comprehensive understanding of the technologies that drive the future of our business. He has a deep understanding of our existing distribution channels, and a compelling vision for our new ones,” continued Mr. Weiner.

Prior to joining New Frontier Media, Mr. Bahr was at EchoStar Communications Corporation (“EchoStar”), where he served as Senior Vice President of Marketing for DISH Network, and later as President of BingoTV, an interactive game channel owned by EchoStar.

Prior to his employment with EchoStar, Mr. Bahr was with Sirius Satellite Radio (“Sirius”) as its number two executive. While at Sirius he was responsible for forging the Company’s relationships with automobile and radio manufacturers. Mr. Bahr was instrumental in the acquisition of over $1 billion in capital financing and was the driving force behind the Company’s name change from CD Radio in 1999.

From 1985-1998, Mr. Bahr was a senior executive at BBDO Worldwide (“BBDO”), one of the world’s largest advertising and marketing firms. At BBDO, he developed domestic and international marketing plans and communication programs for a range of companies including General Electric, Pepsi Cola, and FedEx.

Mr. Bahr will begin his new role immediately.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. Words such as "anticipates", "expects", "intends", "plans", "believes," "seeks", "estimates", or variations of such words are intended to identify such forward-looking statements. The forward-looking statements include statements related to Mr. Bahr’s employment as Vice President of Marketing and Corporate Strategy and the Company’s long-term growth strategy. All forward-looking statements made in this press release are made as of the date hereof, and the company assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward- looking statements. Please refer to the Company's Form 10-K and other filings with the SEC for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports.

Copies of these filings are available through the SEC's electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov .

ABOUT NEW FRONTIER MEDIA, INC.

New Frontier Media, Inc. is a leading distributor of adult entertainment via electronic platforms. The Company delivers the most extensive lineup of quality programming over the broadest range of electronic means including cable, satellite, broadband, wireless and video-on-demand.

The Erotic Networks™, the umbrella brand for the Company’s subscription and pay television subsidiary, provides pay-per-view, video-on-demand and subscription TV networks to over 89 million cable, DBS (direct broadcast satellite) and C-band households throughout North America. The Erotic Networks™ include Pleasure™, TEN™, TEN Clips™, TEN Xtsy™, TEN Blue™, TEN BluePlus™, TEN Blox™, TEN Max™ and TEN ON Demand™. These network services represent the widest variety of editing standards available and are programmed without duplication to offer the most extensive selection of adult network programming under a single corporate umbrella.

For more information contact Karyn Miller, Chief Financial Officer, at (303) 444-0900, extension 102, and please visit our web site at www.noof.com.